UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

April 22, 2008

PRB Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-120129	20-0563497
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1875 Lawrence Street, Suite 450, Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

(303) 308-1330

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01          Other Events.

DIP Loan and Plan of Reorganization Term Sheet

As previously reported, on March 6, 2008, PRB Energy, Inc. and its subsidiaries (“PRB”) filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Colorado (the “Bankruptcy Court”) (Case Number 08-12658 ABC).

On April 25, 2008, PRB filed a motion with the Bankruptcy Court seeking an order authorizing PRB to enter into a $2 million Debtor-In-Possession Loan and  Security Agreement (the “DIP Agreement”) with PRB Acquisition LLC (the “Exit Lender”), an entity formed by Republic Financial Corporation and Nex Gen Resources Corp.   The DIP Agreement’s effectiveness is subject to Bankruptcy Court approval.  If the DIP Agreement is approved by the Bankruptcy Court, PRB may borrow up to $2 million, $1 million of which may be advanced only at the sole discretion of the Exit Lender. PRB intends to use the cash advance from the DIP Agreement to continue daily operations, preserve and maintain assets, fund general overhead and administrative expenses, and cover certain shortfalls between revenue and expenses.  The Exit Lender will be secured by all of PRB’s assets. The loan under the DIP Agreement will mature 270 days from the effective date of the DIP Agreement and the interest rate will be 18% per annum.  PRB also seeks approval from the Bankruptcy Court to pay the Exit Lender a 4% commitment fee and a $300,000 due diligence fee as part of the DIP Agreement.

The DIP Agreement further provides that PRB and the Exit Lender will agree to exclusive negotiations in good faith to reach an agreement as to the definitive terms for the plan of reorganization and exit financing.  PRB has agreed to use its best efforts to have a plan of reorganization, including the exit financing described below, effective no later than August 31, 2008, subject to certain extensions. Under the plan proposed in the DIP Agreement, the exit financing would provide for an amount sufficient to satisfy the allowed claims of PRB’s Senior Secured Debentures, any allowed secured claims, and a commitment to fund the reorganized successor to PRB Oil & Gas, Inc. with up to $10 million for operations and drilling, which would be disbursed pursuant to agreed-upon operating budgets and drilling plans.  Certain oil and gas assets in the State of Wyoming would be sold and the proceeds placed into a trust for the benefit of allowed unsecured claims against PRB Energy, Inc., which may include PRB’s 10% Senior Subordinated Convertible Notes.  Allowed unsecured trade claims of PRB Oil and Gas, Inc. would be paid over three years. PRB does not expect that holders of PRB common stock would receive any payments or equity in the reorganized company. The Exit Lender is entitled to determine the amount of exit financing that would be invested as equity capital and the amount intended to constitute debt capital under the capital structure of the reorganized successor to PRB Oil & Gas, Inc.  The DIP Agreement further provides for a commitment fee of $300,000 for the exit financing plus $500,000 in liquidated damages due to certain failures by PRB to consummate the exit financing (other than failure to obtain approval of the Bankruptcy Court).  The DIP Agreement also provides that the Exit Lender will receive 87.5% of the equity in the reorganized company and the remaining 12.5% of the equity is reserved for creditors which may include PRB’s 10% Senior Subordinated Convertible Notes, and other parties in interest.

The Exit Lender has up to 45 days from the approval of the DIP Agreement by the Bankruptcy Court to conduct due diligence and evaluate PRB’s business in order to decide whether to enter into a definitive agreement with respect to the exit financing.  The due diligence period described above may be extended for an additional 30 days by the mutual written consent of PRB and the Exit Lender. The above summary of the DIP Agreement is qualified in the entirety by reference to the DIP Agreement, a copy of which in the form presented to the Bankruptcy Court is attached hereto as Exhibit 99.1.

PRB’s entry into the DIP Agreement and the plan of reorganization and exit financing proposed in the DIP Agreement is subject to approval by the Bankruptcy Court. PRB cannot assure that the Bankruptcy Court will approve the DIP Agreement or the other transactions contemplated by the DIP Agreement on the terms described above or at all.

Monthly Financial Statements

On April 21, 2008, PRB Energy, Inc., and its subsidiaries PRB Oil & Gas, Inc. and PRB Gathering, Inc., each submitted to the Bankruptcy Court monthly financial reports for the month ended March 31, 2008 (the “Monthly Reports”).  The Monthly Report of PRB Energy, Inc. is attached hereto as Exhibit 99.2.

The Monthly Report of PRB Oil & Gas, Inc. is attached hereto as Exhibit 99.3.  The Monthly Report of PRB Gathering, Inc. is attached hereto as Exhibit 99.4.

Cautionary Statement Regarding Financial and Operation Data

PRB cautions investors and potential investors not to place undue reliance upon the information contained in the Monthly Reports, which was not prepared for the purpose of providing the basis for an investment decision relating to any of PRB’s securities. The Monthly Reports are limited in scope, cover a limited time period, and have been prepared solely for the purpose of complying with the monthly reporting requirements of the Bankruptcy Court. The Monthly Reports were not audited or reviewed by independent accountants, have not been presented in accordance with generally accepted accounting principles, are in formats prescribed by applicable bankruptcy laws, and are subject to future adjustment and reconciliation. There can be no assurance that the Monthly Reports are complete.  The Monthly Reports also contain information for periods which may be shorter or otherwise different from those contained in PRB’s reports pursuant to the Securities Exchange Act of 1934, as amended.  Results set forth in the Monthly Reports should not be viewed as indicative of future results.

Cautionary Statement Regarding Forward-Looking Statements

This current report on Form 8-K and the exhibits hereto may include certain forward-looking statements. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors that are difficult to predict and many of which are beyond management’s control, including, but not limited to, the following: the ability of PRB to continue as a going concern;  PRB’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 proceeding; the ability of PRB to consummate one or more plans of reorganization with respect to the Chapter 11 case;  risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the registrant to propose and confirm one or more plans of reorganization, or to convert the case to a Chapter 7 case; and the adverse impact of the Chapter 11 case on the registrant’s liquidity or results of operations.. An extensive list of factors that can affect future results is discussed in PRB’s Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission and in subsequent filings under the Securities Exchange Act of 1934. PRB undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1	Proposed Debtor-In-Possession Loan and Security Agreement

Exhibit 99.2	Monthly Financial Report of PRB Energy, Inc. for Month Ending March 31, 2008

Exhibit 99.3	Monthly Financial Report of PRB Oil & Gas, Inc. for Month Ending March 31, 2008

Exhibit 99.4	Monthly Financial Report of PRB Gathering, Inc. for Month Ending March 31, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PRB ENERGY, INC.

Date: May 2, 2008

By: /s/ William F. Hayworth
William F. Hayworth
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Proposed Debtor-In-Possession Loan and Security Agreement

99.2	Monthly Financial Report of PRB Energy, Inc. for Month Ending March 31, 2008

99.3	Monthly Financial Report of PRB Oil & Gas, Inc. for Month Ending March 31, 2008

99.4	Monthly Financial Report of PRB Gathering, Inc. for Month Ending March 31, 2008